                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) AUGUST 28, 2000



                      PARK PLACE ENTERTAINMENT CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


         1-14573                                         88-0400631
         -------                                         ----------
(Commission File Number)                       (IRS Employer Identification No.)


     3930 HOWARD HUGHES PARKWAY
         LAS VEGAS, NEVADA                                 89109
     ---------------------------                           -----
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (702) 699-5000
                                                   --------------

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS

     On August 28, 2000, the Registrant entered into agreements which modified existing credit facilities. The existing $1.0 billion 364-day facility, which expired at the end of August, was eliminated. The availability under this facility had been permanently reduced to $115 million by the net proceeds from $400 million of notes issued in November 1999 and $500 million of notes issued in February 2000. The existing $2.0 billion 364-day facility, which also expired at the end of August, was renewed for $1.9 billion for an additional 364-day period. The existing $1.5 billion multi-year facility, which expires December 31, 2003, was increased to $2.0 billion for the remaining term. At August 28, 2000, approximately $3.1 billion in aggregate was outstanding under the modified credit facilities.




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                      PARK PLACE ENTERTAINMENT CORPORATION



Dated:   September 7, 2000



By:      /s/ SCOTT A. LAPORTA
         --------------------------------
Name:    Scott A. LaPorta
Title:   Executive Vice President, Treasurer, and Chief Financial Officer